                                                                      EXHIBIT 10


                AMENDED AND RESTATED BUSINESS LOAN AGREEMENT


        The undersigned UNITED AMERICAN HEALTHCARE CORPORATION, a MICHIGAN CORPORATION, with its chief executive offices located at 1155 BREWERY PARK BOULEVARD, SUITE 200, DETROIT, MICHIGAN 48207 (the "Borrower"), has requested from MICHIGAN NATIONAL BANK, a NATIONAL BANKING ASSOCIATION, of 27777 INKSTER ROAD [10-60], FARMINGTON HILLS, MICHIGAN 48333-9065 (the "Bank"), and Bank agrees to make, or has made, the loan(s) described below (the "Loans") under the terms and conditions set forth in this Business Loan Agreement ("Agreement").

         THIS AMENDED AND RESTATED BUSINESS LOAN AGREEMENT AMENDS AND RESTATES, IN ITS ENTIRETY, A BUSINESS LOAN AGREEMENT DATED MARCH 10, 1994, EFFECTIVE DECEMBER 2, 1993, AS AMENDED FROM TIME TO TIME.


I.       LOANS.

         The following Loans and any amendments, extensions, renewals or refinancings thereof are subject to this Agreement:


         TYPE OF LOAN    LOAN AMOUNT         LOAN DATE

         LINE OF CREDIT  $22,944,205.00     03/12/1998,
                                            EFFECTIVE
                                            02/01/1998


PURPOSE of Loans listed above:

         RENEWAL AND INCREASE OF EXISTING LINE OF CREDIT, NOTE NO. 02007144, TO BE USED FOR WORKING CAPITAL LIQUIDITY; PAY OFF THE PRINCIPAL OUTSTANDING BALANCE ON TERM LOANS, NOTE NO.'S 02065406; 02065407, AND 02104883, AND GUARANTY PAYMENT FOR EXISTING LETTER OF CREDIT NO. LC-017478-DY ISSUED FOR INSURANCE PURPOSES FOR THE ACCOUNT OF OMNICARE HEALTH PLAN OF LOUISIANA, LISTING LIBERTY BANK AND TRUST AS BENEFICIARY


II.      BORROWER'S REPRESENTATIONS AND WARRANTIES.

         Borrower represents and warrants to Bank, all of which representations and warranties shall be continuing until all of Borrower's Obligations under this Agreement and the Related Documents are fully performed, as follows:

A. BORROWER'S EXISTENCE AND AUTHORITY. Borrower is a MICHIGAN CORPORATION, and the Person executing this Agreement has full power and complete authority to execute this Agreement and all Related Documents.

B. VALIDITY OF INDEBTEDNESS AND AGREEMENT. Borrower's Indebtedness to Bank, this Agreement, and all Related Documents are valid, binding upon, and fully enforceable against Borrower in accordance with their respective terms.

C. NATURE OF BORROWER'S BUSINESS. The nature of Borrower's business is to: PROVIDE MANAGEMENT AND CONSULTANT SERVICES FOR PUBLIC AND PRIVATE HEALTH CARE SYSTEMS.

D. FINANCIAL INFORMATION. All Financial Statements provided to Bank have been prepared and shall continue to be prepared in accordance with generally accepted accounting principles ("GAAP"), consistently applied, and fully and fairly present the financial condition of Borrower. There has been no material adverse change in Borrower's business, Property, or financial condition since the date of Borrower's latest Financial Statements provided to Bank.

E. TITLE AND ENCUMBRANCES. Borrower owns all of its Property, and there are no liens or encumbrances on any of the Property except as have been disclosed to Bank in writing prior to the date of this Agreement and which are identified and listed in an attachment to this Agreement (the "Permitted Encumbrances"). Borrower agrees that Borrower shall not obtain further loans, leases, or credit extensions from any Person identified in the Permitted Encumbrances list or otherwise without Bank's prior written consent.

F. NO LITIGATION. There are no suits or proceedings pending before any court, government agency, arbitration panel, or administrative tribunal, or, to Borrower's knowledge, threatened against Borrower, which may result in any material adverse change in the business, Property or financial condition of Borrower, EXCEPT AS PREVIOUSLY DISCLOSED IN BORROWER'S DECEMBER 31, 1997 10Q REPORT TO THE SECURITIES AND EXCHANGE COMMISSION, AND FURTHER BANK IS AWARE THAT ULTRAMEDIX IS NOW IN RECEIVERSHIP.

G. NO MISREPRESENTATIONS. All representations and warranties in this Agreement and the Related Documents are true and correct and no material fact has been omitted.

H. EMPLOYEE BENEFIT PLANS. Borrower has not incurred any material accumulated funding deficiency within the meaning of ERISA, and has not incurred any material liability to the PBGC in connection with any employee benefit plan established or maintained by Borrower, and no reportable event or prohibited transaction, as defined in ERISA, has occurred with respect to such plan(s).

I. ENVIRONMENTAL COMPLIANCE. Borrower is in full compliance with all applicable Environmental Laws. See Section III.H.

J. YEAR 2000 COMPLIANCE. Borrower is aware of and is actively addressing the so-called "Millennium Bug" to insure that all of Borrower's computer software and systems will be fully Year 2000 compliant.


III.     AFFIRMATIVE COVENANTS.

         As of the date of this Agreement and continuing until Borrower's Obligations under this Agreement and the Related Documents are fully performed, Borrower SHALL:


A.       FINANCIAL REQUIREMENTS.

         1. MEET WITH BANK TO ESTABLISH FINANCIAL COVENANTS FOR A MINIMUM NET WORTH; DEBT SERVICE COVERAGE RATIO AND MAXIMUM DEBT TO WORTH RATIO, WITHIN TWENTY (20) DAYS AFTER THE EARLIER OF EITHER (I) FEBRUARY 1, 1999 OR (II) THE SALE OF CORPORATE HEALTH CARE, FINANCING, INC. ("CHF") AND THE JUNE 30, 1998, FORM 10K HAS BEEN RECEIVED BY BANK.

B.       BOOKS AND REPORTS.

         1. FINANCIAL STATEMENTS. Within ONE HUNDRED TWENTY (120) DAYS after the end of each fiscal YEAR, furnish to Bank, in form acceptable to Bank, Borrower's AUDITED Financial Statements for the foregoing period prepared by A CERTIFIED PUBLIC ACCOUNTANT ACCEPTABLE TO BANK.

         2.     FINANCIAL STATEMENTS.  Within the earlier of ONE HUNDRED TWENTY
                (120) DAYS after the end of each FISCAL YEAR, or FIVE (5) DAYS of filing with the SECURITIES AND EXCHANGE COMMISSION, furnish Bank, in form acceptable to Bank, 10K FINANCIAL STATEMENTS for the foregoing period, certified to be correct by Borrower's Treasurer or Chief Financial Officer.

         3. FINANCIAL STATEMENTS. Within the earlier of SIXTY (60) DAYS after the end of each FISCAL QUARTER, or FIVE (5) DAYS of filing with the SECURITIES AND EXCHANGE COMMISSION, furnish Bank, in form acceptable to Bank, 10Q FINANCIAL STATEMENTS for the foregoing period, certified to be correct by Borrower's Treasurer or Chief Financial Officer.

         4. FINANCIAL STATEMENTS. Within THIRTY (30) DAYS after the end of each fiscal MONTH, furnish to Bank, in form acceptable to Bank, Borrower's MANAGEMENT prepared Financial Statements for the foregoing period certified to be correct by Borrower's Treasurer or Chief Financial Officer.

         5. FINANCIAL STATEMENTS. Within THIRTY (30) DAYS after the end of each fiscal MONTH, furnish to Bank, in form acceptable to Bank, a TURNAROUND STATUS REPORT of Borrower, which Borrower's management prepared for the foregoing period and is certified to be correct by Borrower's Treasurer or Chief Financial Officer.

         6. FINANCIAL STATEMENTS. Within THIRTY (30) DAYS after the end of each fiscal YEAR, furnish to Bank, in form acceptable to Bank, a CONSOLIDATED AND CONSOLIDATING BUDGET FORECAST of Borrower, certified to be correct by Borrower's Treasurer or Chief Financial Officer.

         7. FINANCIAL STATEMENTS. Within SIXTY (60) DAYS after the end of each fiscal QUARTER, furnish to Bank, in form acceptable to Bank, MANAGEMENT prepared Financial Statements of OMNICARE OF MICHIGAN for the foregoing period and certified to be correct by Borrower's Treasurer or Chief Financial Officer.


         8. FINANCIAL STATEMENTS. Within THIRTY (30) DAYS after the end of each fiscal QUARTER, furnish to Bank, in form acceptable to Bank, TWELVE (12) MONTH ROLLING CASHFLOW FORECASTS of BORROWER; OMNICARE OF MICHIGAN, AND OMNICARE OF TENNESSEE, certified to be correct by Borrower's Treasurer or Chief Financial Officer.

         9. FIELD AUDIT. Allow the Bank's internal auditors to conduct a field audit of Borrower's books, records and properties at such times and to such extent as Bank in its sole discretion, may determine and Borrower agrees to pay Bank for the cost of said audit(s).

         10. OTHER. Promptly furnish to Bank such other information and reports concerning the Borrower's business, Property, and financial condition as are provided to Borrower's owners or as Bank shall request, and permit Bank to inspect, confirm, and copy Borrower's books and records at any time during Borrower's normal business hours.

C. NOTICE OF ADVERSE EVENTS. Promptly notify Bank in writing of any litigation, governmental proceeding, default or any other occurrence which could have a material adverse effect on Borrower's business, Property or financial condition.

D. MAINTAIN BUSINESS EXISTENCE AND OPERATIONS. Do all things necessary to keep in full force and effect Borrower's corporate, partnership, proprietorship, trust, or other existence, as the case may be, and to continue its business described in Paragraph II.C. as presently conducted. Borrower shall not change its corporate, partnership, proprietorship, trust, or other existence, nor sell or merge Borrower's business, in whole or in part, to or with any other Person, without the prior written consent of Bank.

E. INSURANCE. Maintain adequate fire and extended risk coverage, business interruption, workers disability compensation, public liability, environmental, flood, and such other insurance coverages as may be required by law or as may be required by Bank. All insurance policies shall be in such amounts, upon such terms, in form, and carried with such insurers, as are acceptable to Bank. Borrower shall provide evidence satisfactory to Bank of all insurance coverages and that the policies are in full force and effect, and for all insurance coverages upon any Property which is Collateral, the insurance policy shall be endorsed to provide Bank with a standard loss payable clause insuring the Bank's interest without regard to any act, fault or neglect of Borrower, with not less than thirty (30) days advance written notice to Bank by the insurer of any cancellation or modification of coverage (CF12181185). Any failure to maintain insurance as provided in this Agreement shall be an Event of Default and Bank may obtain such insurance as the Bank deems necessary or prudent, in the Bank's sole discretion, without obligation to do so, and all amounts so expended by Bank shall be added to the Indebtedness or shall be payable on demand, at Bank's option. Upon Borrower's failure to promptly provide evidence of such insurance as Bank has required, the Bank may assume Borrower does not have the required coverage. Upon Borrower's failure to obtain or maintain any insurance coverages required under this Agreement, the Bank may assess a service charge for obtaining and servicing any insurance coverage(s).

F. PAYMENT OF TAXES. Pay all taxes, levies and assessments due to all local, State and Federal agencies, before any interest or penalty thereon becomes due and payable. Unless Borrower has established a cash reserve and is actively pursuing a tax appeal, any failure by Borrower to pay promptly any taxes, levies and assessments shall be an Event of Default.

G.       EMPLOYEE BENEFIT PLANS.

         1. At all times meet the minimum funding requirements of ERISA concerning all of Borrower's employee benefit plans subject to ERISA.

         2. At no time shall Borrower (a) allow any event to occur or condition concerning any employee benefit plan subject to ERISA which might constitute grounds for termination of the plan or for the appointment of a trustee to administer the plan; or (b) allow any employee benefit plan to be the subject of any voluntary or involuntary termination proceeding.

H. ENVIRONMENTAL LAWS COMPLIANCE/NOTICES/INDEMNITY. Strictly comply with all Environmental Laws applicable to Borrower's business. Borrower agrees to notify Bank, no later than ten (10) days after Borrower's receipt, of any summons, notice, lawsuit, citation, letter, or other communication received by Borrower from any Federal, State, or local agency or unit of government or other Person, which asserts that Borrower is in violation of any Environmental Laws. Borrower (and the Obligors) agree to indemnify and hold Bank harmless from all violations by Borrower of any Environmental Laws, which indemnity shall include all costs and expenses incurred by Bank, including legal fees, which are related to any violation by Borrower of any Environmental Laws, whether or not the Indebtedness has been paid at the time any such proceeding, claim, or action is instituted against Bank. Borrower further agrees that Bank may at any time, at Borrower's sole cost and expense, hire or require Borrower to hire and provide Bank with an environmental audit prepared by an independent environmental engineering firm acceptable to Bank to confirm the continuing truth and accuracy of Borrower's environmental representations and warranties.

I. USE OF PROCEEDS; PURPOSE OF LOANS. Use the proceeds of the Loan(s) only for Borrower's business described in Paragraph II.C., and only for those purposes stated in Paragraph I.

J. ACCOUNT. Until all of the Indebtedness shall be fully repaid to Bank, Borrower shall establish and maintain with Bank, a non-interest bearing deposit account.

K. MAINTENANCE OF RECORDS; CHANGE IN PLACE OF BUSINESS OR NAME. Keep all of its books and records at the address set forth in this Agreement, and give the Bank prompt written notice of any change in its principal place of business, in the location of Borrower's books and records, in Borrower's name, and of any change in the location of the Collateral.

L. EMPLOYMENT LAWS. Strictly comply with all Federal and State laws pertaining to Borrower's employees, including by way of illustration but not of limitation, the Michigan Worker's Disability Compensation Act, MCL 418.101 et seq., as amended, Michigan Employment Security Act, MCL 421.1 et seq., as amended, and the Fair Labor Standards Act, 29 USC 201 et seq., as amended.

M. GENERAL COMPLIANCE WITH LAW. At all times operate Borrower's business in strict compliance with all applicable Federal, State, and local laws, ordinances and regulations, including the Americans with Disabilities Act of 1990, and refrain from and prevent Borrower's partners, owners, directors, officers, employees and agents from engaging in any civil or criminal activity proscribed by law.

N. MANAGEMENT CONTINUATION. Borrower agrees that THOMAS J. ALLISON, OR AN INDIVIDUAL ACCEPTABLE TO BANK, SHALL REMAIN AS CHIEF FINANCIAL OFFICER, and shall continue to actively manage and operate Borrower's business, and acknowledges that the Bank has made the Loans in reliance thereon.

O. ARTHUR ANDERSEN CORPORATE RECOVERY SERVICES. BORROWER AGREES THAT ARTHUR ANDERSEN CORPORATE RECOVERY SERVICES SHALL CONTINUE TO BE ACTIVELY INVOLVED WITH THE TURNAROUND PROGRAM AS APPROVED BY THE BOARD OF DIRECTORS OF BORROWER IN JANUARY, 1998, UNTIL PLANNED LIQUIDATION/EXIT PROGRAMS HAVE BEEN COMPLETED INCLUDING, BUT NOT LIMITED TO THE EXITING FROM LOUISIANA, FLORIDA, PENNSYLVANIA AND CHF.

P. BORROWER HAS PREVIOUSLY AGREED TO SELL ITS CHF SUBSIDIARY, AND BANK IS AWARE OF SUCH SALE, ON OR BEFORE FEBRUARY 1, 1999.


IV.      NEGATIVE COVENANTS.

         Until all of Borrower's Obligations under this Agreement and the Related Documents are fully performed, without the Bank's prior written consent Borrower SHALL NOT:

A. NO BORROWINGS, GUARANTEES, OR LOANS. Borrow money or act as guarantor of any loan or other obligation or lend any money to any Person without Bank's prior written consent. Any sale of Borrower's accounts receivable shall be deemed the borrowing of money.

B. LIENS AND ENCUMBRANCES; TRANSFER OF ASSETS. Mortgage, assign, or encumber any of its Property except to Bank, nor sell, transfer or assign any Property except in the ordinary course of business.

C. DIVIDENDS, DISTRIBUTIONS; CAPITAL STRUCTURE. If Borrower is a corporation, it shall not purchase, sell, or retire any of its shares, nor alter or amend its capital structure without Bank's prior written consent, provided, however, with respect to any year in which Borrower is taxed by the Internal Revenue Service as an "S" Corporation, Borrower may make a distribution of profits to its shareholders not to exceed an amount necessary to enable its shareholders to pay their personal State and Federal taxes directly attributable to the profits earned by Borrower in such year.


V.       SECURITY FOR LOANS.

A. SECURITY/MORTGAGE INTERESTS. Borrower and the other Obligor(s) named in this Agreement have granted or agree to grant to Bank on the date of this Agreement, security/mortgage interests in certain Property as collateral security for the Loans and repayment of the Indebtedness, among which are the following Related Documents:

              PLEDGE AGREEMENT DATED MARCH 12, 1998, EFFECTIVE FEBRUARY 1, 1998


VI.      EVENTS OF DEFAULT.

         The occurrence and continuation of any of the following events after any notice and cure period specifically provided shall constitute an Event of Default under this Agreement:

A. FAILURE TO PAY AMOUNTS DUE. Any principal or interest on any Indebtedness to Bank is not paid within ten (10) days after the due date.

B. MISREPRESENTATION; FALSE FINANCIAL INFORMATION. Any statement, warranty or representation of Borrower in connection with or contained in this Agreement, the Related Documents, or any Financial Statements now or hereafter furnished to the Bank by or on behalf of the Borrower, is false or misleading.

C. NONCOMPLIANCE WITH BANK AGREEMENTS. Borrower breaches any covenant, term, condition or agreement stated in this Agreement or any other agreement including, but not limited to the Related documents and said breach is not fully cured and corrected within ten (10) days after Bank's notice of default.

D. CESSATION/TERMINATION OF EXISTENCE. Borrower shall cease doing business or Borrower's existence is terminated by death, sale, dissolution, merger or otherwise.

E. BANKRUPTCY OR RECEIVERSHIP. Any conveyance of substantially all of Borrower's assets, any assignment is made for the benefit of creditors, any receiver is appointed, or any insolvency, liquidation or reorganization proceeding under the Bankruptcy Code or otherwise shall be filed by or against Borrower which is not dismissed within ten (10) calendar days after filing.

F. ATTACHMENTS; TAX LIENS. Any attachment, execution, levy, forfeiture, tax lien or similar writ or process is issued against the Collateral and is not removed within ten (10) calendar days after filing.

G. INDICTMENT. The institution of any criminal proceeding against Borrower, the Borrower's management, or any Obligor which is not dismissed within ten (10) calendar days after initiation.

H. AUTHORITY TO CHARGE INTEREST RATE ADVERSELY AFFECTED. Bank shall determine the Loans interest rate is usurious or is otherwise unlawful or limited.

I. MATERIAL ADVERSE CHANGE. Any material adverse change occurs or is imminent the effect of which would be to substantially diminish Borrower's or any Obligor's financial condition, business, ability to perform their agreements with the Bank, or the value of the Collateral.

J. OTHER LENDER DEFAULT. Any other indebtedness of Borrower to the Bank or to any other creditor becomes due and remains unpaid after acceleration of the maturity or after the maturity stated.

K. CANCELLATION OF LETTER OF CREDIT. BORROWER FAILS TO OBTAIN OR ARRANGE FOR THE RETURN OR CANCELLATION OF THE EXISTING LETTER OF CREDIT NO. LC-017478-DY, IN THE AMOUNT OF $500,000.00 FROM THE BENEFICIARY ON OR BEFORE JULY 31, 1998.


VII.     REMEDIES ON DEFAULT.

A. ACCELERATION. Upon the occurrence of any Event of Default, the Loans and all Indebtedness to Bank may, at the option of Bank, and without demand or notice of any kind, be declared to be immediately due and payable.

B. REMEDIES CUMULATIVE. The remedies provided for in this Agreement are cumulative and not exclusive, and Bank may exercise any remedies available to it at law or in equity, and as are provided in this Agreement, the Related Documents, and any other agreement between Borrower and Bank.

C. NO WAIVER. No delay or failure of Bank to exercise any right, remedy, power or privilege hereunder shall affect that right, remedy, power or privilege, nor shall any single or partial exercise thereof preclude the exercise of any other right, remedy, power or privilege. No Bank delay or failure to demand strict adherence to the terms of this Agreement shall be deemed to constitute a course of conduct inconsistent with the Bank's right to at any time, before or after any Event of Default, demand strict adherence to the terms of this Agreement and the Related Documents.

D. BANK'S RIGHT OF SET-OFF. Upon the occurrence of any Event of Default, Bank shall have the right to apply any or all of Borrower's and any Obligor's bank accounts or any other Property held by Bank against any Indebtedness of Borrower to Bank.


VIII.    CROSS-COLLATERALIZATION/CROSS-DEFAULT.

         Borrower agrees the Collateral is security for the Loans under this Agreement and for all other Indebtedness of Borrower to Bank, whether or not such Indebtedness is related by class or kind and whether or not contemplated by the parties at the time of executing each evidence of Indebtedness. Any Borrower default under the terms of any Indebtedness to Bank shall also constitute an Event of Default under this Agreement and any Event of Default under this Agreement shall be a default under any Indebtedness of Borrower to Bank.


IX.      MISCELLANEOUS.

A. COMPLIANCE WITH BANK AGREEMENTS. Borrower acknowledges that it has carefully read, and agrees to fully comply with this Agreement, the Related Documents, and all other agreements between Borrower and Bank.

B. EXPENSES. Borrower agrees to pay all of Bank's costs and expenses incurred to perfect or protect the Bank's security interests and liens, pay any insurance premiums, Uniform Commercial Code search fees, taxes, Environmental Laws inspection fees, appraisal fees, and all fees and costs incurred by Bank for audits, inspection, and copying of Borrower's books and records. Borrower also agrees to pay all costs and expenses of Bank, including reasonable attorney fees, in connection with the enforcement of the Bank's rights and remedies under this Agreement, the Related Documents and any other agreement, and in connection with the preparation of any amendments, modifications, waivers or consents with respect to this Agreement.

C. FURTHER ACTION. Borrower agrees, from time to time upon Bank's request, to make, execute, acknowledge, and deliver to Bank such further and additional instruments, documents, and agreements, and to take such further action as may be required to carry out the intent and purpose of this Agreement and repayment of the Loans.

D. GOVERNING LAW, PARTIAL ILLEGALITY. This Agreement and the Related Documents shall be interpreted and the rights of the parties determined under the laws of the State of Michigan. Should any part, term, or provision of this Agreement be adjudged illegal or in conflict with any law of the United States or State of Michigan, the validity of the remaining portion or provisions of the Agreement shall not be affected.

E. WRITINGS CONSTITUTE ENTIRE AGREEMENT; MODIFICATIONS ONLY IN WRITING. This Agreement, the Related Documents and all other written agreements between Borrower and Bank, constitute the entire agreement of the parties and there are no other agreements, express or implied. This Agreement supersedes any and all commitment letters or term sheets heretofore issued in connection with this Loan. None of the parties shall be bound by anything not expressed in writing, and neither this Agreement, the Related Documents, nor any other agreement can be modified except by a writing executed by Borrower and by the Bank. This Agreement shall inure to the benefit of and shall be binding upon all of the parties to this Agreement and their respective successors, estate representatives, and assigns, provided however, that Borrower cannot assign or transfer its rights or obligations under this Agreement without Bank's prior written consent.

F. CREDIT INQUIRIES. Borrower hereby authorizes Bank to respond to any credit inquiries received by Bank from trade creditors or other credit granting institutions.

G. RELEASE OF CLAIMS AGAINST BANK. In consideration of the Bank making the Loans described in this Agreement, Borrower and the Obligor(s) do each hereby release and discharge Bank of and from any and all claims, harm, injury, and damage of any and every kind, known or unknown, legal or equitable, which Borrower or any of the Obligor(s) have against the Bank from the date of their respective first contact with Bank until the date of this Agreement. Borrower and the Obligor(s) confirm to Bank that they have reviewed the effect of this release with competent legal counsel of their choice, or have been afforded the opportunity to do so, prior to execution of this Agreement and the Related Documents and do each acknowledge and agree that Bank is relying upon this release in extending the Loans to Borrower.

H. WAIVER OF JURY TRIAL. Borrower and the Obligors do each knowingly, voluntarily and intelligently waive their constitutional right to a trial by jury with respect to any claim, dispute, conflict, or contention, if any, as may arise under this Agreement or under the Related Documents, and agree that any litigation between the parties concerning this Agreement and the Related Documents shall be heard by a court of competent jurisdiction sitting without a jury. Borrower and the Obligor(s) hereby confirm to Bank that they have reviewed the effect of this waiver of jury trial with competent legal counsel of their choice, or have been afforded the opportunity to do so, prior to signing this Agreement and the Related Documents and do each acknowledge and agree that Bank is relying upon this waiver in extending the Loans to Borrower.

I. HEADINGS. All section and paragraph headings in this Agreement are included for convenience only and do not constitute a part of this Agreement.

J. TERM OF AGREEMENT. This Agreement supersedes and replaces all previous loan agreements with regard to the Loans described in Paragraph I. Unless superseded by a later Business Loan Agreement, this Agreement shall continue in full force and effect until all of Borrower's Obligations to Bank are fully satisfied and the Loans and Indebtedness are fully repaid.

K. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

L. PLEDGE OF NON-REFUNDABLE DEPOSITS. BORROWER HEREBY CONSENTS AND AGREES TO PLEDGE TO, AND PROVIDE A FIRST PRIORITY PERFECTED SECURITY INTEREST IN THE NON-REFUNDABLE DEPOSIT ON THE SALE OF CHF, OR ANY OTHER DEPOSIT ON THE SALE OF ANY OF BORROWER'S ASSETS IN EXCESS OF $100,000.00, TO BANK. THE PROCEEDS OF ANY SUCH DEPOSIT SHALL BE APPLIED TO REDUCE THE LINE OF CREDIT LOAN, AS REFERENCED IN SECTION I. ABOVE, AT BANK'S DISCRETION, EXCEPT THAT THE NET SALE PROCEEDS FROM CHF SHALL BE APPLIED TO PERMANENTLY REDUCE THE LINE OF CREDIT LOAN AS MORE PARTICULARLY SET FORTH IN THE ATTACHED BUSINESS LOAN AGREEMENT ADDENDUM (LINE OF CREDIT WITH LETTER OF CREDIT ADVANCES) SECTION IV.

M. COMMITMENT FEE. BORROWER HEREBY AGREES TO PAY TO BANK A TWENTY FIVE THOUSAND AND 00/100 DOLLAR ($25,000.00) COMMITMENT FEE. IF BORROWER HAS NOT PAID THE ENTIRE COMMITMENT FEE PRIOR TO CLOSING, THEN BORROWER WILL PAY $5,000.00 AT CLOSING, WITH THE REMAINDER TO BE PAID IN MONTHLY INSTALLMENTS OF $5,000.00 DUE THE FIRST OF EACH MONTH COMMENCING UPON THE DATE OF THE FIRST REQUIRED INTEREST PAYMENT.

X.       DEFINITIONS.

         The following words shall have the following meanings in this
         Agreement:

A. "AVERAGE INVESTABLE BALANCE" means the average daily ledger balance in Borrower's deposit account referred to in Paragraph III.K. of this Agreement, less (i) average daily uncollected deposits, (ii) Bank's reserve requirement, and (iii) amounts necessary to offset applicable service charges, for the period covered by the account analysis statement provided by Bank, as shown on such account analysis statement.

B. "BASE RATE" or "PRIME RATE" means that variable rate of interest from time to time established by the bank designated in the Loan promissory note(s) and Section I. of this Agreement as its base or prime commercial lending rate.

C. "BANK" means Michigan National Bank, a National banking association, and any successor or assign.

D. "COLLATERAL" means that Property which Borrower and any other Obligor has pledged, mortgaged, or granted Bank a security interest in, wherever located and whether now owned or hereafter acquired, together with all replacements, substitutions, proceeds and products thereof.

E. "CURRENT RATIO" means that ratio obtained by dividing total current assets by total current liabilities as determined under GAAP.

F. "DEBT SERVICE COVERAGE RATIO" means that ratio obtained by dividing the sum of Borrower's (i) net income after taxes and distributions, (ii) interest expense, (iii) depreciation expense, and (iv) amortization expense, by the sum of Borrower's interest expense plus current maturities of long-term debt, all as determined under GAAP.

G. "ENVIRONMENTAL LAWS" means all laws, regulations, and rules of the United States of America, State of Michigan, and local authorities which pertain to the environment, including but not limited to, the Clean Air Act (42 USC 7401 et seq.), Clean Water Act (33 USC 1251 et seq.), Resource Conservation and Recovery Act of 1976 (42 USC 6901 et seq.), Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 USC 9601 et seq.), Hazardous Materials Transportation Act (49 USC 1801 et seq.), Solid Waste Disposal Act (42 USC 6901 et seq.), Toxic Substances Control Act (15 USC 2601 et seq.), Michigan Natural Resources and Environmental Protection Act (MCL
         324.101 et seq. as each of said statutes have been or are hereafter amended, together with all rules and regulations promulgated by the Environmental Protection Agency and Michigan Departments of Natural Resources and Environmental Quality and all additional environmental laws, rules, and regulations in effect on the date of this Agreement and as may be enacted and effective.

H. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor act.

I. "EVENT OF DEFAULT" means any of the events described in Section VI. of this Agreement or in the Related Documents.

J. "FINANCIAL STATEMENTS" means all balance sheets, cash flows, earnings statements, and other financial information (whether of the Borrower or an Obligor) which have been, are now, or are in the future furnished to Bank.

K. "GAAP" means "generally accepted accounting principles" consistently applied, as set forth from time to time in the Opinion of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, or which have other substantial authoritative support.

L.       "GUARANTOR" means any Person who has guaranteed payment of the Loans.

M. "INDEBTEDNESS" OR "OBLIGATIONS" means all Loans, indebtedness, and obligations of Borrower to the Bank, including but not limited to, any Bank advances for payments of insurance, taxes, amounts advanced by Bank to protect its interest in the Collateral, overdrafts in deposit accounts with Bank, and all other indebtedness, obligations and liabilities of Borrower to Bank, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, due or to become due, now existing or hereafter arising.

N. "MICHIGAN NATIONAL BANK PRIME RATE" or "MICHIGAN NATIONAL BANK PRIME" means that variable rate of interest so designated and from time to time established as the Michigan National Bank prime commercial lending rate or such prime commercial lending rate.

O. "NET WORTH" means the difference between Borrower's total assets and total liabilities, as determined under GAAP.

P. "OBLIGOR" means any person having any obligation to Bank, whether for the payment of money or otherwise, under this Agreement or under the Related Documents, including but not limited to any guarantors of Borrower's Indebtedness.

Q. "PBGC" means the Pension Benefit Guaranty Corporation or any Person succeeding to the powers and functions of the Pension Benefit Guaranty Corporation.

R. "PERSON" means any individual, corporation, partnership, joint venture, association, trust, unincorporated association, joint stock company, government, municipality, political subdivision, agency or other entity.

S. "PROPERTY" means all of Borrower's (or other Obligor's, as applicable) assets, tangible and intangible, real and personal.

T. "QUICK RATIO" means the total of Borrower's cash, marketable securities and accounts receivable, divided by current liabilities, as determined under GAAP.

U. "RELATED DOCUMENTS" means any and all documents, promissory notes, security agreements, leases, mortgages, guaranties, pledges, and any other documents or agreements executed in connection with this Agreement. The term shall include documents existing before, at the time of execution of, this Agreement, and documents executed after the date of this Agreement.

V. "SUBORDINATED DEBT" means all of that indebtedness to others, and all collateral security therefor, identified in Section III.J. of this Agreement.

W. "TANGIBLE NET WORTH" means Net Worth plus Subordinated Debt less intangible assets and all sums due from Affiliates.

X. "WORKING CAPITAL" means the excess of Borrower's current assets over current liabilities, determined under GAAP.


XI.      ADDITIONAL AGREEMENTS:

         SEE THE BUSINESS LOAN AGREEMENT ADDENDUM (LINE OF CREDIT WITH LETTER OF CREDIT ADVANCES), OF EVEN DATE HEREOF, FOR ADDITIONAL TERMS AND CONDITIONS.


         IN WITNESS WHEREOF the parties have executed this Agreement on this 12TH day of MARCH , 1998, EFFECTIVE AS OF FEBRUARY 1, 1998.


                                           BORROWER:

                                           UNITED AMERICAN HEALTHCARE
                                           CORPORATION,
                                           a MICHIGAN CORPORATION


                                           By: ________________________________
                                               Julius V. Combs, M.D.
                                           Its: Chief Executive Officer

                                           AND


                                           By:_________________________________
                                              Thomas J. Allison
                                           Its: Interim Chief Financial Officer


                                           BANK:

                                           MICHIGAN NATIONAL BANK,
                                           A NATIONAL BANKING ASSOCIATION


                                           By: ________________________________
                                           Eric L. Johnson
                                           Its:  Corporate Asset Manager

                      SCHEDULE OF PERMITTED ENCUMBRANCES

 ATTACHED TO AND FORMING A PART OF AN AMENDED RESTATED BUSINESS LOAN AGREEMENT BY AND BETWEEN UNITED AMERICAN HEALTHCARE CORPORATION, A MICHIGAN CORPORATION,
          AND MICHIGAN NATIONAL BANK, A NATIONAL BANKING ASSOCIATION
               DATED MARCH 12, 1998, EFFECTIVE FEBRUARY 1, 1998




SECRETARY OF STATE
 FILING NO.                 SECURED PARTY                           FILING DATE
-----------                 -------------                           -----------
C742014                     American Rentals                        07/29/93

57420B                      General Electric Capital Corporation    06/16/95
                            (Lease)

C990349                     Pitney Bowes Credit Corporation         07/11/95
                            (Lease)

D282752                     SunTel Services, Inc.                   09/23/97
                            (Lease)

D282753                     SunTel Services, Inc.                   09/23/97
                            (Lease)




























______________
(INITIALS)

                      BUSINESS LOAN AGREEMENT ADDENDUM

               (LINE OF CREDIT WITH LETTER OF CREDIT ADVANCES)


        This Addendum Agreement ("Addendum") is an integral part of the Business Loan Agreement executed by Borrower, and each and all of the terms, conditions, provisions and agreements set forth in the Business Loan Agreement are incorporated by this reference into this Addendum.


I.      LINE OF CREDIT LOAN

        Under those terms and conditions set forth in the Business Loan Agreement and in this Addendum, and provided there shall exist no Event of Default, Bank agrees from time to time, at Borrower's request, to provide Borrower with Advances in an aggregate amount up to but not to exceed THE LESSER OF the sum of TWENTY TWO MILLION FOUR HUNDRED FORTY FOUR THOUSAND TWO HUNDRED FIVE AND 00/100 DOLLARS ($22,444,205.00), or the maximum of Advances allowable under the Advance Requirement set forth in Section IV of this Addendum, AND CREDIT ADVANCES UP TO BUT NOT TO EXCEED FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($500,000.00), (the "Line of Credit Loan").


II.     LINE OF CREDIT NOTE

        The Line of Credit Loan shall be signified by Borrower's execution and delivery to Bank of a promissory note to Bank's order in the amount of the Line of Credit Loan (the "Line of Credit Note").


III.    EXPIRATION OF BANK'S COMMITMENT

        Bank's obligation to make any Advance or Credit Advance under the Line of Credit Loan and Line of Credit Note shall automatically (a) cease and terminate upon the maturity date stated in the Line of Credit Note; (b) suspend or terminate (at Bank's option), upon the occurrence of any Event of Default unless Bank in writing agrees to waive said Event of Default; AND (C) CREDIT ADVANCE UNDER THE LINE OF CREDIT LOAN AND LINE OF CREDIT NOTE SHALL AUTOMATICALLY CEASE AND TERMINATE ON JULY 31, 1998, OR BORROWER WILL BE IN DEFAULT. No subsequent Advance by Bank shall be construed as a waiver by Bank of the benefit of this provision, nor shall Bank be estopped thereby to refuse any subsequent Borrower Advance request.


IV.     ADVANCE REQUIREMENT

        All Advances and Credit Advances to Borrower under the Line of Credit Loan shall be made under the following Advance Requirement:

A. UNTIL SUCH TIME AS STATED HEREINAFTER, BORROWER SHALL HAVE A BORROWING BASE NOT TO EXCEED $22,444,205.00;

B. PAY DOWNS AND READVANCES UNDER THE LINE OF CREDIT LOAN WILL BE ALLOWED TO THE EXTENT THAT THE LOAN HAS BEEN PAID DOWN FROM CASH FLOW OR ASSET SALES EXCLUDING THE SALE OF CORPORATE HEALTH CARE, FINANCING, INC. ("CHF"), PLUS;

C. SIXTY (60%) PERCENT OF THE NET SALE PROCEEDS FROM CHF ARE TO BE APPLIED AS A PERMANENT REDUCTION TO THE BANK'S COMMITMENT ON OR BEFORE FEBRUARY 1, 1999 (THE "SALE OF SUBSIDIARY AND APPLICATION OF PROCEEDS"), PLUS;

D. BY FEBRUARY 1, 1999, BANK'S COMMITMENT SHALL BE PERMANENTLY REDUCED TO THE LESSER OF THE THEN OUTSTANDING PRINCIPAL BALANCE OR $8,000,000.00, PLUS;

E. ON OR BEFORE JULY 31, 1998, BORROWER WILL OBTAIN OR ARRANGE FOR THE RETURN OR CANCELLATION OF THE EXISTING LETTER OF CREDIT NO.:
        LC-017478-DY, IN THE AMOUNT OF $500,000.00 FOR THE ACCOUNT OF OMNICARE HEALTH PLAN OF LOUISIANA, LISTING LIBERTY BANK AND TRUST AS THE BENEFICIARY, AT WHICH TIME CREDIT ADVANCE CAPABILITY WILL CEASE TO EXIST.


V.      ADVANCE PROCEDURE

        Subject to Paragraph III above, Borrower may request an Advance on any day the Bank is open for business and Bank will promptly make the Advance available to Borrower by crediting Borrower's general deposit account number 6843-10523-7 in the amount requested, or in such other manner as Borrower shall request in writing, unless the requested Advance, when aggregated with all prior unpaid Advances would exceed the lesser of the Line of Credit Loan or the maximum loan under the Advance Requirement.

VI.     CREDIT ADVANCE PROCEDURE

        Subject to Paragraph III above, Credit Advances would be provided to Borrower through July 30, 1998, upon Bank receiving draft instructions, acceptable to Bank, from Liberty Bank and Trust on Letter of Credit No. LC-017478-DY, in an amount not to exceed Five Hundred Thousand and 00/100 Dollars ($500,000.00). Credit Advances shall be made only under the following terms and conditions:

A. Borrower acknowledges and agrees that the Letter of Credit issued by Bank for the account of OMNICARE HEALTH PLAN OF LOUISIANA is subject to all terms and conditions set forth in the Application including, without limitation, the grant to Bank of a security interest in such collateral as is identified in the Business Loan Agreement and/or in the Application.

B. Borrower shall pay to Bank, for the Letter of Credit issued by Bank for the account of OMNICARE HEALTH PLAN OF LOUISIANA, all fees, charges, and expenses specified in Bank's international department standard fee schedule then in effect including, without limitation, issuance fees, payment fees, amendment fees, non-utilization fees, communication and delivery expenses, and any and all costs and expenses, including reasonable attorneys' fees, incurred by Bank in defending any suit or claim brought against the Bank by any Letter of Credit beneficiary.
        For each Letter of Credit draft received and paid by Bank, Borrower's obligation to immediately put Bank in good funds shall be funded by an Advance under the Line of Credit Note to the extent unpaid Advances and other open and outstanding Credit Advances do not exceed the lesser of the Line of Credit Loan or Advance Requirement, otherwise Borrower shall immediately pay Bank the entire amount of any Letter of Credit draft paid by Bank;


VII.    BORROWER REPORTS

        Until all Advances under the Line of Credit Note, together with accrued interest thereon, are fully repaid to Bank and Bank's obligation under all Credit Advances is terminated, Borrower agrees promptly to provide Bank, UPON REQUEST, with the following periodic reports:

A. ACCOUNTS AGINGS REPORT. Upon request, Borrower shall furnish to Bank a report certified by Borrower's Treasurer or chief financial officer and showing the number and dollar sum of all of Borrower's Accounts outstanding and unpaid at the end of Borrower's preceding calendar month, together with an aging schedule showing the number and dollar amounts of all Accounts outstanding and unpaid for more than 30, 60, and 90 days. All of Borrower's Accounts reports shall be in form satisfactory to the Bank and, upon Bank's request, Borrower agrees immediately to provide Bank such additional Accounts information as Bank shall request including, but not limited to, a list with the name, address and amount of each Account Debtor's indebtedness to Borrower.

B. ACCOUNTS PAYABLE AGINGS. Upon request, Borrower shall furnish to Bank a report certified by Borrower's Treasurer or chief financial officer and showing the number and dollar sum of all of Borrower's accounts payable outstanding and unpaid for more than 30, 60, and 90 days. All of Borrower's accounts payable reports shall be in form satisfactory to Bank and, upon Bank's request, Borrower agrees to immediately provide Bank such additional information with respect to any account payable as Bank specifies, including, but not limited to, a list with the name, address and amount of each account payable.


VIII.   EVENTS OF DEFAULT

        The occurrence of any of the following events shall constitute an Event of Default under this Addendum:

A. Any Event of Default under the Business Loan Agreement of which this Addendum is a part, INCLUDING, BUT NOT LIMITED TO BORROWER'S FAILURE TO OBTAIN OR ARRANGE FOR THE RETURN OR CANCELLATION OF THE EXISTING LETTER OF CREDIT NO. LC-017478-DY, ON OR BEFORE JULY 31, 1998;

B.      Any Borrower breach of any provision or agreement in this Addendum;

C. Any representation or warranty made under this Addendum is or becomes false or misleading in any material respect;

D. The aggregate unpaid principal amount of all Advances and Bank obligations under all open Credit Advances exceeds the lesser of the Line of Credit Note or the maximum of Advances and Credit Advances available under the Advance Requirement.


IX.     REMEDIES ON DEFAULT

        Upon the occurrence of any Event of Default under this Addendum, Bank shall have all remedies as are provided by law or by the Business Loan Agreement, the Line of Credit Note, the Application, or any mortgage, security or other collateral agreement.

 .       DEFINITIONS

        The following terms used in this Addendum shall have the following meanings:

A. "ADVANCE" or "ADVANCES" shall mean a loan or loans of money from Bank to Borrower.

B. "ADVANCE REQUIREMENT" shall mean the maximum aggregate Advances and Credit Advances for which Borrower from time to time will be eligible under the Line of Credit Loan by application of the requirements set forth in Section IV above.

C. "BORROWING BASE" SHALL MEAN AN AMOUNT WHICH MAY BE ADVANCED WITHOUT REFERENCE TO ANY ADVANCE REQUIREMENTS.

D. "CREDIT ADVANCE" shall mean the Bank's liability, direct or contingent, for or arising under Letter of Credit No. LC-017478-DY, issued by Bank.

E.      "LETTER OF CREDIT" shall have the meaning ascribed to such term under
        Article 5 of the Michigan Uniform Commercial Code, as amended from time to time, as supplemented by the Uniform Customs and Practice for Documentary Credits, ICC Publication 500, as amended from time to time, PERTAINING TO LETTER OF CREDIT NO. LC-017478-DY.

F. "NET SALE PROCEEDS FROM CHF" SHALL MEAN CHF SALE PROCEEDS NET OF EXPENSES AND CAPITAL GAINS TAXES.


        IN WITNESS WHEREOF, the parties have executed this Addendum on this 12TH day of MARCH , 1998, EFFECTIVE AS OF FEBRUARY 1, 1998.


                                        BORROWER:

                                        UNITED AMERICAN HEALTHCARE
                                        CORPORATION,
                                        a MICHIGAN CORPORATION


                                        By:_________________________________
                                           Julius V. Combs, M.D.
                                        Its: Chief Executive Officer

                                        AND


                                        By:_________________________________
                                           Thomas J. Allison
                                        Its: Interim Chief Financial Officer


                                        BANK

                                        MICHIGAN NATIONAL BANK,
                                        a NATIONAL BANKING ASSOCIATION


                                        By:_________________________________
                                           Eric L. Johnson
                                        Its:   Corporate Asset Manager

                               PROMISSORY NOTE

                              (LINE OF CREDIT)

         THIS PROMISSORY NOTE (LINE OF CREDIT) AMENDS, RESTATES AND INCREASES, WITHOUT NOVATION OR SATISFACTION, AN AMENDED AND RESTATED PROMISSORY NOTE (LINE OF CREDIT NOTE), NOTE NO. 02007144, DATED OCTOBER 30, 1997



$22,944,205.00                                      Note No.: __________________

                                                    FARMINGTON HILLS, MICHIGAN

Due Date: OCTOBER 1, 1999                           Dated: MARCH 12, 1998,
                                                    EFFECTIVE FEBRUARY 1, 1998


        FOR VALUE RECEIVED on the Due Date, the undersigned, jointly and severally (the "Borrower"), promise to pay to the order of MICHIGAN NATIONAL BANK, a NATIONAL BANKING ASSOCIATION (the "Bank"), at its office set forth below or at such other place as Bank may designate in writing, the principal sum of TWENTY TWO MILLION NINE HUNDRED FORTY FOUR THOUSAND TWO HUNDRED FIVE AND 00/100 DOLLARS ($22,944,205.00), UNTIL JULY 31, 1998, AT WHICH TIME THE
PRINCIPAL SUM SHALL NOT EXCEED TWENTY TWO MILLION FOUR HUNDRED FORTY FOUR THOUSAND TWO HUNDRED FIVE AND 00/100 DOLLARS ($22,444,205.00) or such lesser sum as shall have been advanced by Bank to Borrower under the loan account hereinafter described, plus interest as hereinafter provided, all in lawful money of the United States of America. The unpaid principal balance of this promissory note ("Note") shall bear interest computed upon the basis of a year of 360 days for the actual number of days elapsed in a month, at a rate of interest (the "Effective Interest Rate") which is equal to:

         That rate of interest established by BANK as its PRIME RATE (the "Index"), as such Index may vary from time to time, THROUGH OCTOBER 31, 1998. IF BORROWER HAS NOT PERMANENTLY REDUCED THE PRINCIPAL BALANCE TO EIGHT MILLION AND 00/100 DOLLARS ($8,000,000.00), ON OR BEFORE NOVEMBER 1, 1998, THEN THE RATE OF INTEREST SHALL THEN BE INCREASED TO EQUAL ONE PERCENT (1.00%) PER ANNUM IN EXCESS OF BANK'S PRIME RATE. FURTHER, IF BORROWER HAS NOT PERMANENTLY REDUCED THE PRINCIPAL BALANCE TO EIGHT MILLION AND 00/100 DOLLARS ($8,000,000.00), ON OR BEFORE FEBRUARY 1, 1999, THEN THE RATE OF INTEREST SHALL THAN BE INCREASED TO EQUAL TWO PERCENT (2.00%) PER ANNUM IN EXCESS OF BANK'S PRIME RATE UNTIL THE DUE DATE. Borrower understands and agrees that the Effective Interest Rate payable to Bank under this Note shall be determined by reference to the Index and not by reference to the actual rate of interest charged by the Bank to any particular borrower(s). If the Index shall be increased or decreased, the Effective Interest Rate under this Note shall be increased or decreased by the same amount, effective upon the day of each increase or decrease in the Index.

        Interest on all principal amounts advanced by Bank from time to time and unpaid by Borrower shall be paid on the FIRST day of APRIL, 1998, and on the FIRST day of each MONTH thereafter.

        Advances of principal, repayment, and readvances may be made under this Note AS SET FORTH IN THE BUSINESS LOAN AGREEMENT ADDENDUM (LINE OF CREDIT WITH LETTER OF CREDIT ADVANCES), SECTION IV. ADVANCE REQUIREMENT, from time to time, but Bank, in its sole discretion, may refuse to make advances or readvances hereunder during any period(s) this Note is in default. All advances made hereunder shall be charged to a loan account in Borrower's name on Bank's books, and Bank shall debit to such account the amount of each advance made to, and credit to such account the amount of each repayment made by Borrower. From time to time, Bank shall furnish Borrower a statement of Borrower's loan account, which statement shall be deemed to be correct, accepted by, and binding upon Borrower, unless Bank receives a written statement of exceptions from Borrower within ten (10) days after such statement has been furnished.

        This Note may be paid in full or in part at any time without payment of any prepayment fee. All payments received shall, at the option of the Bank, first be applied against accrued and unpaid interest and the balance against principal. Borrower expressly assumes all risks of loss or delay in the delivery of any payments made by mail, and no course of conduct or dealing shall affect Borrower's assumption of these risks. Borrower shall not be required to pay interest at a rate greater than the maximum allowed by law and any interest payment received by Bank which exceeds the maximum legal rate shall be automatically credited upon the unpaid principal balance of this Note. If the Bank determines the Effective Interest Rate is, or may be, usurious or otherwise limited by law, the unpaid balance of this Note shall, at Bank's option, become immediately due and payable.

        Upon the occurrence of any of the Events of Default DESCRIBED IN THE AMENDED AND RESTATED BUSINESS LOAN AGREEMENT EXECUTED CONTEMPORANEOUSLY HEREWITH, the Bank, at its option, and without FURTHER notice to Borrower, may declare the entire unpaid principal balance of this Note and all accrued interest, together with all other indebtedness of Borrower to Bank, to be immediately due and payable.

        Upon the occurrence of any Event of Default, or upon non-payment of this Note after demand, the unpaid principal balance of this Note shall bear interest at a rate which is two percent (2%) greater than the Effective Interest Rate otherwise applicable. HOWEVER, IF BORROWER HAS NOT PERMANENTLY REDUCED THE AMOUNT OF THE LOAN TO EIGHT MILLION AND 00/100 DOLLARS ($8,000,000.00) ON OR BEFORE NOVEMBER 1, 1998, UPON THE OCCURRENCE OF ANY EVENT OF DEFAULT THIS NOTE SHALL BEAR INTEREST AT A RATE WHICH IS THREE PERCENT (3%) GREATER THAN THE EFFECTIVE INTEREST RATE OTHERWISE APPLICABLE. FURTHERMORE, IF BORROWER HAS NOT PERMANENTLY REDUCED THE AMOUNT OF THE LOAN TO EIGHT MILLION AND 00/100 DOLLARS ($8,000,000.00) ON OR BEFORE FEBRUARY 1, 1999, UPON THE OCCURRENCE OF ANY EVENT OF DEFAULT, BUT NOT AS A RESULT OF THE SALE OF SUBSIDIARY AND APPLICATION OF PROCEEDS AS STATED IN THE BUSINESS LOAN AGREEMENT ADDENDUM (LINE OF CREDIT WITH LETTER OF CREDIT ADVANCES), SECTION IV.C., EXECUTED CONTEMPORANEOUSLY HEREWITH, THIS NOTE SHALL BEAR INTEREST AT A RATE WHICH IS FOUR PERCENT (4%) GREATER THAN THE EFFECTIVE INTEREST RATE OTHERWISE APPLICABLE. If any payment under this Note is not paid within ten (10) days after the date due, at the option of Bank a late charge of not more than five cents ($.05) for each dollar of the installment past due may be charged by Bank. In addition to any other security interest granted, Borrower hereby grants Bank a security interest in all of Borrower's bank deposits, instruments, negotiable documents, and chattel paper which at any time are in the possession or control of Bank, and after the occurrence of any Event of Default, Bank may apply its own indebtedness or liability to Borrower or any guarantor to any indebtedness due under this Note. Borrower agrees to pay all of the Bank's costs incurred in the collection of this Note, including reasonable attorney fees.

        Acceptance by Bank of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and Bank's acceptance of any such partial payment shall not constitute a waiver of Bank's right to receive the entire amount due. Borrower and all guarantors of this Note do hereby (I) jointly and severally waive presentment for payment, demand, notice of non-payment, notice of protest or protest of this Note, any defenses under 3-605 of the Michigan Uniform Commercial Code, the release of any collateral or part thereof, with or without substitution, and Bank diligence in collection or bringing suit, and (ii) do hereby consent to any and all extensions of time, renewals, waivers or modifications as may be granted by Bank with respect to payment or any other provisions of this Note. The liability of the Borrower under this Note shall be absolute and unconditional, without regard to the liability of any other party. This Note shall be deemed to have been executed in Michigan, and all rights and obligations hereunder shall be governed by the laws of the State of Michigan.

This Note is secured by:

        AMENDED AND RESTATED BUSINESS LOAN AGREEMENT DATED MARCH 12, 1998, EFFECTIVE FEBRUARY 1, 1998

        PLEDGE AGREEMENT DATED MARCH 12, 1998, EFFECTIVE FEBRUARY 1, 1998


        Reference is hereby made to the document(s) and agreement(s) described above (the "Related Documents") for additional terms and conditions relating to this Note.


                                        BORROWER:

                                        UNITED AMERICAN HEALTHCARE
                                        CORPORATION ,
                                        a MICHIGAN CORPORATION
BORROWER ADDRESS:

1155 Brewery Park Blvd. Suite 200       By:_________________________________
Detroit, Michigan 48207                     Julius V. Combs, M.D.
                                        Its: Chief Executive Officer

                                        AND


                                        By:_________________________________
                                           Thomas J. Allison
                                        Its: Interim Chief Financial Officer

                                        Tax ID No.: 38-2526913

BANK ADDRESS:

27777 Inkster Road [10-60]
Farmington Hills, Michigan 48333





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